                                                                   EXHIBIT 15-12

November 7, 2003

DTE Energy Company
Detroit, Michigan

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of DTE Energy Company and subsidiaries for the three-month and nine-month periods ended September 30, 2003 and 2002, as indicated in our report dated November 7, 2003; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, is incorporated by reference in the following Registration Statements:


                    FORM                               REGISTRATION NUMBER

                    Form S-3                           333-74338
                    Form S-3                           333-99955
                    Form S-3                           33-57545
                    Form S-3                           333-109591
                    Form S-4                           383-89175
                    Form S-8                           333-61992
                    Form S-8                           333-62192
                    Form S-8                           333-00023
                    Form S-8                           333-47247
                    Form S-8                           333-109623

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statements prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


/S/ DELOITTE & TOUCHE LLP

Detroit, Michigan